Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

YUM! BRANDS, INC.

AND

YUM CHINA HOLDINGS, INC.

DATED AS OF           , 2016

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [•], 2016, is by and between Yum! Brands, Inc., a North Carolina corporation (“YUM”), and Yum China Holdings, Inc., a Delaware corporation (“SpinCo”).

RECITALS

WHEREAS, the board of directors of YUM (the “YUM Board”) has determined that it is in the best interests of YUM and its shareholders to create a new publicly traded company that shall operate the SpinCo Business;

WHEREAS, in furtherance of the foregoing, the YUM Board has determined that it is appropriate and desirable to separate the SpinCo Business from the YUM Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis and in accordance with a distribution ratio to be determined by the YUM Board, to the shareholders of YUM of all the outstanding SpinCo Shares owned by YUM (the “Distribution”);

WHEREAS, YUM and SpinCo are entering into the Separation and Distribution Agreement (the “Separation and Distribution Agreement”), dated as of the date hereof, in order to carry out, effect and consummate the Separation and the Distribution and set forth the principal arrangements between them regarding the terms of the Separation and the Distribution; and

WHEREAS, the Parties desire to provide for and agree upon the allocation between the Parties of the principal employment, compensation, equity plan, and other benefit plan arrangements of each of the Parties and their respective affiliates arising prior to, as a result of, and subsequent to the Separation and the Distribution, and to provide for and agree upon other matters relating to such matters.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.         Defined Terms.  For the purpose of this Agreement, the following terms shall have the following meanings, and capitalized terms used herein and not otherwise defined in this Article I shall have the respective meanings assigned to them in the Separation and Distribution Agreement.

(a)                   “Action” has the meaning set forth in the Separation and Distribution Agreement.

(b)                   “Adjusted YUM Award” means an Adjusted YUM Option, Adjusted YUM SAR, Adjusted YUM RSU Award, or Adjusted YUM PSU Award.

(c)                   “Adjusted YUM Option” means a stock option granted pursuant to a YUM Equity Plan to purchase one or more YUM Shares as adjusted in accordance with Section 6.01.

(d)                   “Adjusted YUM Option Value” means the Pre-Distribution Stock Value minus the exercise price of the YUM Option immediately prior to the Distribution Date.

(a)                   “Adjusted YUM RSU Award” means a restricted stock unit award granted pursuant to a YUM Equity Plan as adjusted in accordance with Section 6.01.

(b)                   “Adjusted YUM PSU Award” means a performance share unit award granted pursuant to a YUM Equity Plan as adjusted in accordance with Section 6.01.

(c)                   “Adjusted YUM SAR” means a stock appreciation rights award granted pursuant to a YUM Equity Plan as adjusted in accordance with Section 6.01.

(d)                   “Adjusted YUM SAR Value” means the Pre-Distribution Stock Value minus the exercise price of the YUM SAR immediately prior to the Distribution Date.

(e)                   “Affiliate” has the meaning set forth in the Separation and Distribution Agreement.  It is expressly agreed that, prior to, at and after the Effective Time, for purposes of this Agreement, (a) no member of the SpinCo Group will be deemed to be an Affiliate of any member of the YUM Group, and (b) no member of the YUM Group will be deemed to be an Affiliate of any member of the SpinCo Group.

(f)                    “Agreement” has the meaning set forth in the Preamble.

(g)                   “Ancillary Agreements” has the meaning set forth in the Separation and Distribution Agreement.

(h)                   “Approvals or Notifications” has the meaning set forth in the Separation and Distribution Agreement.

(i)                    “Benefit Plan” means any (i) “employee benefit plan,” as defined in ERISA Section 3(3) (whether or not such plan is subject to ERISA); and (ii) employment, compensation, severance, salary continuation, bonus, thirteenth month, incentive, retirement, thrift, superannuation, savings, pension, workers’ compensation, termination benefit (including termination notice requirements), termination indemnity, other indemnification, supplemental unemployment benefit, redundancy pay, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation right, restricted stock, “phantom” stock, performance share, restricted stock unit, other stock-based incentive, change in control, paid time off, perquisite, fringe benefit, vacation, disability, life, or other insurance, death benefit, hospitalization, medical, or other compensatory or benefit plan, program, fund, agreement, arrangement, or policy of any kind (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated), and any trust, escrow or similar agreement related thereto, whether or not funded, excluding any plan, program, fund, agreement, arrangement, or policy (other than for workers’ compensation liabilities) that is mandated by and maintained solely pursuant to applicable Law.

(j)                    “COBRA” means coverage required by Section 4980B of the Code or ERISA Section 601 et. seq.

(k)                   “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(l)                    “Distribution” has the meaning set forth in the Recitals.

(m)                  “Distribution Date” has the meaning set forth in the Separation and Distribution Agreement.

(n)                   “Distribution Ratio” means the number of SpinCo Shares distributed in the Distribution in respect of one YUM Share.

(o)                   “Effective Time” has the meaning set forth in the Separation and Distribution Agreement.

(p)                   “EIDP Special Conversion Employee” means any Person who is a participant in the YUM EIDP as of the Distribution Date and who was living or working in Australia at any time at which such participant made a deferral under the YUM EIDP.

(q)                   “Employee” means, as applicable, an employee on the payroll of YUM or any other member of the YUM Group or SpinCo or any other member of the SpinCo Group, including any employee absent from work on account of vacation, jury duty, funeral leave, personal leave, sickness, short-term disability, long-term disability or workers’ compensation leave (in each case, unless treated as a separated employee for employment purposes), military leave, family leave, pay continuation leave, or other approved leave of absence or for whom an obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or Law.  A Former Employee is not considered an “Employee” for purposes of this Agreement.

(r)                    “Employee Recoupment Asset” means an employer’s right to repayment from an employee or former employee in respect of a tax equalization payment, sign-on bonus payment, relocation expense payment, tuition payment, reimbursement, loan, or other similar item, including any agreement related thereto.

(s)                    “Employment Agreement” means an employment contract between a member of the YUM Group or the SpinCo Group, as applicable, and an Employee.

(t)                    “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

(u)                   “First Post-Distribution Trading Day” means, with respect to YUM Shares,  the first day on or following the Distribution Date on which “regular-way” trading in YUM Shares is reported on the NYSE and, with respect to SpinCo Shares, the first day on or following the Distribution Date on which “regular way” trading in SpinCo Shares is reported on the NYSE.

(v)                   “Former Employee” means any individual whose employment with YUM and all of its Subsidiaries (including SpinCo and any other member of the SpinCo Group) terminated on or prior to the Distribution Date and for whom no obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or applicable Law.

(w)                  “Governmental Authority” has the meaning set forth in the Separation and Distribution Agreement.

(x)                   “Group” has the meaning set forth in the Separation and Distribution Agreement.

(y)                   “Health and Welfare Plan” means any Benefit Plan established or maintained to provide Employees or Former Employees or their beneficiaries, through the purchase of insurance or otherwise, medical, dental, prescription, vision, short-term disability, long-term disability, death benefits, life insurance, accidental death and dismemberment insurance, business travel accident insurance, employee assistance program, group legal services, wellness, cafeteria (including premium payment, health care flexible spending account, and dependent care flexible spending account components), travel reimbursement, transportation, vacation benefits, apprenticeship or other training programs, day care centers, or prepaid legal services benefits, including any “employee welfare benefit plan” (as defined in ERISA Section 3(1)), whether or not subject to ERISA, that is not a severance plan.

(z)                   “Incurred Claim” means a Liability related to services or benefits provided under a Benefit Plan, which will be deemed to be incurred:  (i) with respect to medical, dental, vision, and prescription drug benefits, upon the rendering of services giving rise to such Liability; (ii) with respect to death benefits, life insurance, accidental death and dismemberment insurance, and business travel accident insurance, upon the occurrence of the event giving rise to such Liability; (iii) with respect to disability benefits, upon the date of disability, as determined by the applicable disability benefit insurance carrier or claim administrator; (iv) with respect to a period of continuous hospitalization, upon the date of admission to the hospital; and (v) with respect to tuition reimbursement or adoption assistance, upon completion of the requirements for such reimbursement or assistance, whichever is applicable.

(aa)                 “Indemnifying Party” means a Party required to indemnify any Person hereunder.

(bb)                 “Indemnitee” means a Party entitled to indemnification hereunder.

(cc)                 “Intrinsic Value of the Pre-Distribution YUM Option” shall mean the product of (i) the number of YUM Shares subject to the corresponding YUM Option immediately prior to the Distribution Date, multiplied by (ii) the Adjusted YUM Option Value, rounded to the nearest cent.

(dd)                 “Intrinsic Value of the Pre-Distribution YUM RSU Award” shall mean the product of (i) the number of YUM Shares (including those attributable to dividend equivalent units) subject to the corresponding YUM RSU immediately prior to the Distribution Date, multiplied by (ii) the Pre-Distribution Stock Value.

(ee)                 “Intrinsic Value of the Pre-Distribution YUM SAR” shall mean the product of (i) the number of YUM Shares subject to the corresponding YUM SAR immediately prior to the Distribution Date, multiplied by (ii) the Adjusted YUM SAR Value, rounded to the nearest cent.

(ff)                  “Law” has the meaning set forth in the Separation and Distribution Agreement.

(gg)                 “Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

(hh)                 “Notice” means any written notice, request, demand or other communication specifically referencing this Agreement and given in accordance with Section 7.08.

(ii)                   “NYSE” means the New York Stock Exchange.

(jj)                   “Party” or “Parties” means a party or the parties to this Agreement.

(kk)                 “Person” has the meaning set forth in the Separation and Distribution Agreement.

(ll)                   “Pre-Distribution Stock Value” means the volume weighted average per share price of one YUM Share, trading “regular-way,” as reported on the NYSE on the day immediately prior to the Distribution Date (or if such day is not an NYSE trading day, on the next preceding NYSE trading day).

(mm)              “Pre-Spin Price Ratio” means the quotient of (i) the exercise price of the YUM Option or YUM SAR, as applicable, immediately prior to the Distribution Date, divided by (ii) the Pre-Distribution Stock Value, rounded to the nearest fourth decimal place.

(nn)                 “Prime Rate” has the meaning set forth in the Separation and Distribution Agreement.

(oo)                 “Restaurant Deferred Compensation Plan” means the Tricon Restaurant Deferred Compensation Plan, as effective October 7, 1997, as amended.

(pp)                 “Retained Employee” means any Employee other than a SpinCo Employee.

(qq)                 “Securities Act” means the U.S. Securities Act of 1933, as amended.

(rr)                   “Separation” has the meaning set forth in the Recitals.

(ss)                  “Separation and Distribution Agreement” has the meaning set forth in the Recitals.

(tt)                   “Special Conversion Employee” means any Person who holds any outstanding YUM Award(s) as of the Distribution Date and who meets one or more of the following:

(i)            the Person is a Chinese National who is working in China on the Distribution Date;

(ii)           the Person is living or working in Thailand on the Distribution Date;

(iii)          the Person was living or working in Australia or the Netherlands when any outstanding YUM Award held by the Person as of the Distribution Date vested, in whole or in part; and/or

(iv)          the Person is a SpinCo Employee or a SpinCo Former Employee that received a grant of YUM RSUs in January 2016; provided, however, that this clause shall apply solely with respect to the grant of the YUM RSUs to such Person in January 2016.

(uu)                 “SpinCo” has the meaning set forth in the Preamble.

(vv)                 “SpinCo Award” means a SpinCo Option, SpinCo SAR or SpinCo RSU Award, as applicable, issued pursuant to Section 6.01.

(ww)               “SpinCo Benefit Plan” means each Benefit Plan sponsored by, maintained by, or contributed to by any member of the SpinCo Group and that covers only SpinCo Employees and/or SpinCo Former Employees.

(xx)                 “SpinCo Business” has the meaning set forth in the Separation and Distribution Agreement.

(yy)                 “SpinCo Change of Control” has the meaning set forth in Section 6.01(b).

(zz)                 “SpinCo Employee” means any Employee who is (i) employed by any member of the SpinCo Group immediately prior to the Distribution Date and who continues in employment with the SpinCo Group from and after the Distribution Date, or (ii) hired by any member of the SpinCo Group on or after the Distribution Date.

(aaa)              “SpinCo Equity Plan” means the Yum China Holdings, Inc. Long Term Incentive Plan.

(bbb)              “SpinCo Former Employee” means a Former Employee who was primarily employed or engaged in the SpinCo Business immediately prior to such individual’s termination of employment.

(ccc)               “SpinCo Group” has the meaning set forth in the Separation and Distribution Agreement.

(ddd)              “SpinCo Health and Welfare Plan” means a SpinCo Benefit Plan that is a Health and Welfare Plan.

(eee)               “SpinCo Leadership Retirement Plan” means the Yum China Holdings, Inc. Leadership Retirement Plan.

(fff)                “SpinCo Option” means a stock option issued under a SpinCo Equity Plan to purchase one or more SpinCo Shares in accordance with Section 6.01.

(ggg)               “SpinCo Percentage” means the quotient of (i) the SpinCo Post-Distribution Stock Value, divided by (ii) the Total Post-Distribution Stock Value, rounded to the nearest cent.

(hhh)              “SpinCo Post-Distribution Stock Value” means the volume weighted average per share price of one SpinCo Share, trading “regular-way,” as reported on the NYSE on the First Post-Distribution Trading Day.

(iii)                  “SpinCo Retirement Plan” means any SpinCo Benefit Plan that is a retirement or pension plan.

(jjj)                 “SpinCo RSU Award” means a restricted stock unit award issued by SpinCo in accordance with Section 6.01.

(kkk)              “SpinCo SAR” means a stock appreciation rights award issued by SpinCo in accordance with Section 6.01.

(lll)                  “SpinCo Shares” has the meaning set forth in the Separation and Distribution Agreement.

(mmm)          “Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

(nnn)              “Tax” has the meaning set forth in the Tax Matters Agreement.

(ooo)              “Tax Authority” has the meaning set forth in the Tax Matters Agreement.

(ppp)              “Tax Matters Agreement” means the Tax Matters Agreement entered into between the Parties in connection with the Distribution.

(qqq)              “Third Party” has the meaning set forth in the Separation and Distribution Agreement.

(rrr)                 “Third Party Claim” has the meaning set forth in Section 7.09(a).

(sss)                “Total Post-Distribution Stock Value” means the sum of (i) the YUM Post-Distribution Stock Value plus (ii) the SpinCo Post-Distribution Stock Value.

(ttt)                 “YUM” has the meaning set forth in the first paragraph of this Agreement.

(uuu)              “YUM 1997 LTIP” means the Yum 1997 Long Term Incentive Plan, as effective October 7, 1997.

(vvv)              “YUM 1999 LTIP” means the YUM! Brands, Inc. 1999 Long Term Incentive Plan, as effective May 20, 1999, as amended.

(www)            “YUM 401(k) Plan” means the YUM! Brands 401(k) Plan, as effective January 1, 2013, as amended October 21, 2015.

(xxx)              “YUM Award” means a YUM Option, YUM SAR, YUM RSU Award or YUM PSU Award, as applicable, which are subject to adjustment in accordance with Section 6.01 and/or with respect to which corresponding SpinCo Awards will be issued pursuant to Section 6.01.

(yyy)              “YUM Benefit Plan” means a Benefit Plan sponsored by, maintained by, or contributed to by any member of the YUM Group, other than a SpinCo Benefit Plan.

(zzz)               “YUM Board” has the meaning set forth in the Recitals.

(aaaa)            “YUM Change of Control” has the meaning set forth in Section 6.01(b).

(bbbb)            “YUM Compensation Committee” means the Management Planning and Development Committee of the YUM Board.

(cccc)             “YUM Director Deferred Compensation Plan” means, collectively, the YUM Director Deferred Compensation 409A Plan and the YUM Director Deferred Compensation Pre-409A Plan.

(dddd)            “YUM Director Deferred Compensation 409A Plan” means the YUM! Brands Director Deferred Compensation Plan, as effective January 1, 2005, and as amended through November 14, 2008.

(eeee)             “YUM Director Deferred Compensation Pre-409A Plan” the Yum (f/k/a Tricon) Director Deferred Compensation Plan, as effective October 7, 1997.

(ffff)               “YUM EICP” means the YUM! Brands, Inc. Executive Incentive Compensation Plan, as effective May 20, 2004, and as Amended through the Second Amendment, as effective May 21, 2009.

(gggg)             “YUM EIDP” means, collectively, the YUM EIDP Pre-409A Program and the YUM EIDP 409A Program.

(hhhh)            “YUM EIDP Pre-409A Program” means the YUM! Brands Executive Income Deferral Program, as effective October 7, 1997, and as amended through May 16, 2002.

(iiii)                 “YUM EIDP 409A Program” means the YUM! Brands Executive Income Deferral Program, as effective January 1, 2005, and as amended through June 30, 2009.

(jjjj)                “YUM Equity Plan” means, collectively, the YUM 1997 LTIP, the YUM 1999 LTIP, the YUM GM Stock Plan, the YUM SharePower Plan, the YUM Performance Share Plan, and any incentive compensation program or arrangement that governs the terms of equity-

based incentive awards assumed by the YUM Group in connection with a corporate transaction and that is maintained by the YUM Group immediately prior to the Distribution Date (excluding the SpinCo Equity Plan and any other plan maintained solely by SpinCo or any other member of the SpinCo Group), and any sub-plans established under those programs.

(kkkk)            “YUM Former Employee” means a Former Employee who is not a SpinCo Former Employee.

(llll)                 “YUM GM Stock Plan” means the YUM! Brands, Inc. Restaurant General Manager Stock Plan, as effective April 1, 1999, and as amended through June 23, 2003.

(mmmm)       “YUM Group” has the meaning set forth in the Separation and Distribution Agreement.

(nnnn)            “YUM Health and Welfare Plan” means a Health and Welfare Plan sponsored by, maintained by, or contributed to by any member of the YUM Group.

(oooo)            “YUM Leadership Retirement Plan” means the YUM! Brands Leadership Retirement Plan, as effective January 1, 2005, as amended through December 2009, and as otherwise amended.

(pppp)            “YUM Non-U.S. Retirement Plan” means any Benefit Plan that is a pension or retirement plan (other than a severance plan) that is maintained by any member of the YUM Group for the benefit of Employees employed outside the U.S., other than a SpinCo Benefit Plan.

(qqqq)            “YUM Option” means a stock option to purchase one or more YUM Shares granted under a YUM Equity Plan and outstanding immediately prior to the Distribution Date.

(rrrr)                “YUM Pension Equalization Plans” means, collectively, the YUM! Brands Pension Equalization Plan, as effective January 2005, and as Amended through December 31, 2010, and the YUM! Brands, Inc. Pension Equalization Plan, as effective January 2005, and as Amended through December 30, 2008, and as Amended effective January 1, 2012 and January 1, 2013, respectively.

(ssss)               “YUM Percentage” means the quotient of (i) the YUM Post-Distribution Stock Value, divided by (ii) the Total Post-Distribution Stock Value, rounded to the nearest fourth decimal place.

(tttt)                “YUM Performance Share Plan” means the YUM! Brands, Inc. Performance Shares Plan, as amended and restated January 1, 2013.

(uuuu)            “YUM Post-Distribution Stock Value” means the volume weighted average per share price of one YUM Share, trading “regular-way,” as reported on the NYSE on the First Post-Distribution Trading Date.

(vvvv)            “YUM PSU Award” means a performance stock unit award granted pursuant to a YUM Equity Plan and outstanding immediately prior to the Distribution Date.

(wwww)         “YUM RSU Award” means a restricted stock unit award granted pursuant to a YUM Equity Plan and outstanding immediately prior to the Distribution Date.

(xxxx)            “YUM Retirement Plan” means the YUM! Brands Retirement Plan, a defined benefit plan.

(yyyy)            “YUM SAR” means a stock appreciation right award granted pursuant to a YUM Equity Plan and outstanding immediately prior to the Distribution Date.

(zzzz)             “YUM SharePower Plan” means the YUM SharePower Plan, as effective October 7, 1997, and as amended through June 23, 2003.

(aaaaa)          “YUM Shares” has the meaning set forth in the Separation and Distribution Agreement.

ARTICLE II

GENERAL PRINCIPLES

Section 2.01.         Allocation of Liabilities.

(a)           SpinCo Liabilities.  Effective as of the Effective Time (but in any case prior to the Distribution), and except as expressly provided in this Agreement, SpinCo hereby assumes (or retains) or will cause any other member of the SpinCo Group to assume (or retain) and agrees to (or to cause another member of the SpinCo Group to) pay, perform, fulfill, and discharge, all Liabilities (i) to the extent relating to, arising out of, or resulting from the employment (or termination of employment) of any SpinCo Employee or any SpinCo Former Employee, whether such Liabilities relate to or arise out of periods on, prior to or after the Distribution Date or (ii) which are expressly assumed or retained by the SpinCo Group pursuant to this Agreement.

(b)           YUM Liabilities.  Effective as of the Effective Time (but in any case prior to the Distribution), and except as expressly provided in this Agreement, YUM hereby assumes (or retains) or will cause any other member of the YUM Group to assume (or retain) and agrees to (or to cause another member of the YUM Group to) pay, perform, fulfill, and discharge, all Liabilities (i) to the extent relating to, arising out of, or resulting from the employment (or termination of employment) of any Retained Employee or any YUM Former Employee, whether such Liabilities relate to or arise out of periods on, prior to or after the Distribution Date or (ii) which are expressly assumed or retained by the YUM Group pursuant to this Agreement.

(c)           Intended Effect; Other Liabilities.  The intended effect of this Agreement, except to the extent expressly provided herein, is that (i) the SpinCo Group (or a member thereof) will assume or retain all Liabilities to or related to SpinCo Employees and SpinCo Former Employees and all Liabilities under or with respect to any SpinCo Benefit Plan or any Employment Agreement with any SpinCo Employee, and (ii) the YUM Group (or a member thereof) will assume and retain all Liabilities to or related to Employees and Former Employees other than SpinCo Employees and SpinCo Former Employees and all Liabilities under the YUM Benefit Plans (including those with respect to SpinCo Employees and SpinCo Former Employees) and any Employment Agreement with any Retained Employee.  To the extent that this Agreement does not address particular Liabilities and the Parties later determine that such Liabilities should be allocated in connection with the Separation, the Parties will agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

Section 2.02.         Employment with SpinCo.

(a)           Retention of Employees.  From and after the Effective Time, the Parties intend for SpinCo Employees to remain employed by the SpinCo Group on a basis consistent with Section 2.02(b).  The Parties will cooperate in good faith to identify clearly the SpinCo Employees.  SpinCo will be responsible for, and will indemnify the YUM Group from and against, any Liabilities incurred (including any severance payments made):  (i) in connection with the termination of a SpinCo Employee on or after the Distribution Date, (ii) arising from or in connection with a failure or refusal by any SpinCo Employee to continue in employment from and after the Distribution Date, and (iii) any other Liabilities retained or assumed by SpinCo (or any other member of the SpinCo Group) under this Agreement.

(b)           Compensation and Benefits.  Except as expressly provided in this Agreement, the SpinCo Group will provide to each SpinCo Employee as of the Distribution Date (i) base salary at the same rate as provided to that SpinCo Employee immediately prior to the Distribution Date, (ii) cash incentive compensation opportunities that are substantially similar to those offered to such SpinCo Employee immediately prior to the Distribution Date, and (iii) benefits under SpinCo Benefit Plans other than those specified in clause (ii) that are determined in the sole discretion of SpinCo (or the applicable member of the SpinCo Group) or otherwise as required by applicable Law, including the SpinCo Equity Plan and the SpinCo Leadership Retirement Plan.  Nothing in the preceding sentence will prevent the SpinCo Group from modifying the compensation and benefits of a SpinCo Employee after the Distribution Date.

Section 2.03.         Establishment of SpinCo Plans.  From and after the Distribution Date, SpinCo will (or will cause another member of the SpinCo Group to) adopt or continue in effect the SpinCo Benefit Plans (and related trusts, if applicable, as determined by the Parties) that were in effect prior to the Distribution Date and such other SpinCo Benefit Plans as determined in the discretion of the SpinCo Group (or any member thereof), subject to the terms and conditions of Section 2.02(b). Notwithstanding the foregoing or any other provision of this Agreement, SpinCo will adopt the SpinCo Equity Plan and the SpinCo Leadership Retirement Plan prior to the Distribution Date and shall cause the SpinCo Leadership Retirement Plan to reflect the assumption of Liabilities described in Section 3.07 hereof.

Section 2.04.         Transfers by Mutual Agreement.  The Parties recognize that, prior to and/or for a period of twelve (12) months from the Distribution Date, they may determine it to be in their mutual best interests to transfer an individual classified (or who would otherwise be classified) as a Retained Employee to the SpinCo Group or to transfer an individual classified (or who would otherwise be classified) as a SpinCo Employee to the YUM Group.  With the express written consent of each Party, such individual’s employment will be terminated by the YUM Group or the SpinCo Group, as applicable, and such Employee will be immediately hired by the other Party (such terminations and hires are referred to in this Section 2.04 as “transfers”).  Retained Employees (or a person who would otherwise be classified as a Retained Employee, in any case with such status being determined as of the date of transfer) who are subsequently transferred to the SpinCo Group pursuant to this Section 2.04 will be treated as Retained Employees for all purposes hereof during their time as Employees of the YUM Group until their actual transfer to the SpinCo Group, upon and following which the Parties will use commercially reasonable efforts to provide that they are treated as SpinCo Employees for all purposes hereof.  SpinCo Employees (or a person who would otherwise be classified as a SpinCo Employee, with such status being determined as of the date of transfer) who are subsequently transferred to the YUM Group pursuant to this Section 2.04 will be treated as SpinCo Employees for all purposes hereof during their time as Employees of the SpinCo Group until their actual transfer to the YUM Group, upon and following which the Parties will use commercially reasonable efforts to provide that they are treated as Retained Employees for all purposes hereof.

ARTICLE III

YUM U.S. QUALIFIED AND NON-QUALIFIED RETIREMENT AND DEFERRED COMPENSATION PLANS

Section 3.01.         YUM Retirement Plan.  From and after the Distribution Date, the YUM Retirement Plan will continue to be responsible for all Liabilities thereunder and no assets or Liabilities of the YUM Retirement Plan will be transferred to any SpinCo Benefit Plan and the SpinCo Group will not assume any Liabilities under or with respect to the YUM Retirement Plan.  Without limiting the generality of the foregoing, SpinCo Employees will cease to be active participants in the YUM Retirement Plan effective as of the Distribution Date and no SpinCo Employee will accrue any benefits under the YUM Retirement Plan for periods after the Distribution Date.  All SpinCo Employees will be fully vested in their accrued benefits under the YUM Retirement Plan effective as of the Distribution Date.

Section 3.02.         401(k) Plan.  From and after the Distribution Date, the YUM 401(k) Plan will continue to be responsible for all Liabilities thereunder and no assets or Liabilities of the YUM 401(k) Plan will be transferred to any SpinCo Benefit Plan and SpinCo will not assume any Liabilities under or with respect to the YUM 401(k) Plan.  Without limiting the generality of the foregoing, SpinCo Employees will cease to be active participants in the YUM 401(k) Plan effective as of the Distribution Date and no SpinCo Employee will accrue any benefits under the YUM 401(k) Plan for periods after the Distribution Date. All SpinCo Employees will be fully vested in their benefits under the YUM 401(k) Plan effective as of the Distribution Date.

Section 3.03.         YUM Pension Equalization Plans.  From and after the Distribution Date, the YUM Group will continue to be responsible for all Liabilities under and with respect to the YUM Pension Equalization Plans and SpinCo will not assume any Liabilities under or with respect to the YUM Pension Equalization Plans.  Without limiting the generality of the foregoing, SpinCo Employees will cease to be active participants in the YUM Pension Equalization Plans effective as of the Distribution Date and no SpinCo Employee will accrue any benefits under the YUM Pension Equalization Plans for periods after the Distribution Date.  All SpinCo Employees will be fully vested in their accrued benefits under the YUM Pension Equalization Plans effective as of the Distribution Date.  Except to the extent provided by the terms of the applicable YUM Pension Equalization Plan, no SpinCo Employee will be entitled to a distribution from any of the YUM Pension Equalization Plans effective as of the Distribution Date solely as a result of the Distribution.

Section 3.04.         YUM EIDP.  From and after the Distribution Date, the YUM Group will continue to be responsible for all Liabilities under and with respect to the YUM EIDP and SpinCo will not assume any Liabilities under or with respect to the YUM EIDP.  Without limiting the generality of the foregoing, SpinCo Employees will cease to be active participants in the YUM EIDP effective as of the Distribution Date and no SpinCo Employee will accrue any benefits under the YUM EIDP for periods after the Distribution Date except in accordance with the express terms and conditions of the YUM EIDP.  Except to the extent provided by the terms of the YUM EIDP, no SpinCo Employee will be entitled to a distribution from the YUM EIDP effective as of the Distribution Date solely as a result of the Distribution.

Section 3.05.         YUM EICP.  From and after the Distribution Date, the YUM Group will continue to be responsible for all Liabilities under and with respect to the YUM EICP and SpinCo will not assume any Liabilities under or with respect to the YUM EICP.  Without limiting the generality of the foregoing, SpinCo Employees will cease to be active participants in the YUM EICP effective as of the Distribution Date and no SpinCo Employee will accrue any benefits under the YUM EICP for periods after the Distribution Date except in accordance with the express terms and conditions of the YUM EICP.  Except to the extent provided by the terms of the YUM EICP, no SpinCo Employee will be entitled to a distribution from the YUM EICP effective as of the Distribution Date solely as a result of the Distribution.

Section 3.06.         YUM Director Deferred Compensation Plan.  From and after the Distribution Date, the YUM Group will continue to be responsible for all Liabilities under and with respect to the YUM Director Deferred Compensation Plan and SpinCo will not assume any Liabilities under or with respect to the YUM Director Deferred Compensation Plan.  Except to the extent provided by the terms of the YUM Director Deferred Compensation Plan, no participant will be entitled to a distribution from the YUM Director Deferred Compensation Plan effective as of the Distribution Date solely as a result of the Distribution.

Section 3.07.         YUM Leadership Retirement Plan. From and after the Distribution Date, the YUM Group will be responsible for all Liabilities under and with respect to the YUM Leadership Retirement Plan except those attributable to any SpinCo Employee or SpinCo Former Employee. SpinCo will assume all Liabilities under or with respect to the YUM Leadership Retirement Plan attributable to each SpinCo Employee and SpinCo Former Employee. SpinCo Employees and SpinCo Former Employees will cease to be participants in the YUM Leadership Retirement Plan effective as of the Distribution Date and no SpinCo Employee or SpinCo Former Employee will accrue any benefits under the YUM Leadership Retirement Plan for periods after the Distribution Date. From and after the Distribution Date, no member of the YUM Group will have any Liabilities under or with respect to Yum Leadership Retirement Plan to or with respect to SpinCo Employees or SpinCo Former Employees.

ARTICLE IV

YUM NON-U.S. RETIREMENT PLANS AND SPINCO RETIREMENT PLANS

Section 4.01.         YUM Non-U.S. Retirement Plans.  From and after the Distribution Date, each member of the YUM Group will continue to be responsible for all Liabilities under and with respect to any YUM Non-U.S. Retirement Plan to the extent that it was responsible for such Liabilities immediately prior to the Distribution Date, no assets or Liabilities of any such YUM Non-U.S. Retirement Plan will be transferred to SpinCo or any SpinCo Benefit Plan, and the SpinCo Group will not assume any Liabilities under or with respect to any such YUM Non-U.S. Retirement Plan for which the YUM Group was responsible immediately prior to the Distribution Date.  Without limiting the generality of the foregoing, SpinCo Employees will cease to be active participants in the YUM Non-U.S. Retirement Plans effective as of the Distribution Date and no SpinCo Employee will accrue any benefits under any YUM Non-U.S. Retirement Plan for periods after the Distribution Date.

Section 4.02.         SpinCo Retirement Plans.  From and after the Distribution Date, each member of the SpinCo Group will continue to be responsible for all Liabilities under and with respect to any SpinCo Retirement Plan, no assets or Liabilities of any SpinCo Retirement Plan will be transferred to any YUM Benefit Plan or any member of the YUM Group and no member of the YUM Group will assume or otherwise have any Liabilities under or with respect to any SpinCo Retirement Plan.  Without limiting the generality of the foregoing, Retained Employees will cease to be active participants in any SpinCo Retirement Plan effective as of the Distribution

Date and no Retained Employee will accrue any benefits under any SpinCo Retirement Plan for periods after the Distribution Date except in accordance with the express terms and conditions of and applicable SpinCo Retirement Plan.  All Retained Employees are currently, and will remain, fully vested in their accrued benefits under the YUM Retirement Plan from and after the Distribution Date.

ARTICLE V

WELFARE AND FRINGE BENEFIT PLANS

Section 5.01.         Health and Welfare Plans.

(a)           Allocation of Liabilities; Generally.

(i)            Except as otherwise provided in this Agreement, from and after the Distribution Date, (A) the YUM Group and the YUM Health and Welfare Plans, as applicable, will continue to be responsible for all Liabilities under and with respect to the YUM Health and Welfare Plans (including all Incurred Claims, regardless of when the Incurred Claim arose or was incurred), (B) the YUM Group and the YUM Health and Welfare Plans, as applicable, will retain all assets relating to or associated with the YUM Health and Welfare Plans and Incurred Claims (including Medicare reimbursements, insurance payments and reimbursements, pharmaceutical rebates, and similar items), and (C) no assets or Liabilities of the YUM Health and Welfare Plans will be transferred to any SpinCo Benefit Plan and the SpinCo Group will not assume any Liabilities under or with respect to the YUM Health and Welfare Plans.  Without limiting the generality of the foregoing, SpinCo Employees will cease to be active participants in the YUM Health and Welfare Plans effective as of the Distribution Date and no SpinCo Employee will be entitled to any benefits under the YUM Health and Welfare Plans for periods on or after the Distribution Date except as required by applicable Law.

(ii)           Except as otherwise provided in this Agreement, from and after the Distribution Date, (A) the SpinCo Group and the SpinCo Health and Welfare Plans, as applicable, will continue to be responsible for all Liabilities under and with respect to the SpinCo Health and Welfare Plans (including all Incurred Claims, regardless of when the Incurred Claim arose or was incurred), (B) the SpinCo Group and the SpinCo Health and Welfare Plans, as applicable, will retain all assets relating to or associated with the SpinCo Health and Welfare Plans and Incurred Claims (including Medicare reimbursements, insurance payments and reimbursements, pharmaceutical rebates, and similar items), and (C) no assets or Liabilities of the SpinCo Health and Welfare Plans will be transferred to any YUM Benefit Plan and the YUM Group will not assume any Liabilities under or with respect to the SpinCo Health and Welfare Plans.  Without limiting the generality of the foregoing, YUM Employees will cease to be active participants in the SpinCo Health and Welfare Plans effective as of the Distribution Date and no YUM Employee will be entitled to any benefits under the SpinCo Health and Welfare Plans for periods on or after the Distribution Date except as required by applicable Law.

(b)           COBRA.  Without limiting the generality of Section 5.01(a), the YUM Group will continue to be responsible for compliance with the health care continuation requirements of COBRA, and the corresponding provisions of the YUM Health and Welfare Plans with respect to any (i) Retained Employees and any Former Employees (and their covered dependents) who incur a qualifying event under COBRA on, prior to, or following the Distribution Date, and (ii) any SpinCo Employees (and their covered dependents) who incur a qualifying event under COBRA on or prior to the Distribution Date.

Section 5.02.         Vacation, Holidays and Leaves of Absence.  Effective as of the Distribution Date, SpinCo will (or will cause any other member of the SpinCo Group to) retain (or assume) all Liabilities of the YUM Group with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each SpinCo Employee and each SpinCo Former Employee.  YUM will (or will cause any other member of the YUM Group to) retain all Liabilities with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for all Retained Employees and YUM Former Employees.

Section 5.03.         Severance and Unemployment Compensation.  Effective as of the Distribution Date, SpinCo will (or will cause another member of the SpinCo Group to) retain (or assume) all Liabilities to, or relating to, SpinCo Employees and SpinCo Former Employees in respect of severance and unemployment compensation.  The YUM Group will be responsible for any and all Liabilities to, or relating to, Retained Employees and YUM Former Employees in respect of severance and unemployment compensation.

Section 5.04.         Workers’ Compensation.  With respect to claims for workers’ compensation in the United States, (a) the SpinCo Group will be responsible for claims in respect of SpinCo Employees and SpinCo Former Employees, whether occurring or related to events occurring prior to, on or following the Distribution Date, and (b) the YUM Group will be responsible for all claims in respect of Retained Employees and YUM Former Employees, whether occurring or related to events occurring prior to, on or following the Distribution Date.

ARTICLE VI

EQUITY AND INCENTIVE PROGRAMS

Section 6.01.         Equity Plans.

(a)           The Parties will use commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding YUM Option, YUM SAR, YUM RSU Award, and YUM PSU Award granted under a YUM Equity Plan will be adjusted as set forth in this Section 6.01.

(i)            YUM Options.  As determined by the YUM Compensation Committee pursuant to its authority under the applicable YUM Equity Plan, each YUM Option, regardless of by whom held, whether vested or unvested, will be converted effective as of the Distribution Date as described in this Section 6.01(a)(i).

(A)          Each YUM Option held by a Special Conversion Employee will be converted effective as of the Distribution Date into either an Adjusted YUM Option (for Retained Employees and YUM Former Employees) or a SpinCo

Option (for SpinCo Employees and SpinCo Former Employees).  Except as otherwise provided in this Section 6.01, each Adjusted YUM Option and each SpinCo Option will be subject to the same terms and conditions (including with respect to vesting and termination) after the conversion as applied to such YUM Option immediately prior to the conversion; provided, however, that:

(1)           the per share exercise price of each Adjusted YUM Option subject to this Section 6.01(a)(i)(A) will be equal to the product of (I) the YUM Post-Distribution Stock Value, multiplied by (II) the Pre-Spin Price Ratio, rounded up to the nearest cent;

(2)           the number of YUM Shares subject to each Adjusted YUM Option subject to this Section 6.01(a)(i)(A) will be equal to the quotient of (I) the Intrinsic Value of the Pre-Distribution YUM Option; divided by (II) the difference between (A) the YUM Post-Distribution Stock Value and (B) the exercise price calculated pursuant to Section 6.01(a)(i)(A)(1), rounded down to the nearest whole share;

(3)           the per share exercise price of each SpinCo Option subject to this Section 6.01(a)(i)(A) will be equal to the product of (I) the SpinCo Post-Distribution Stock Value, multiplied by (II) the Pre-Spin Price Ratio, rounded up to the nearest cent;

(4)           the number of SpinCo Shares subject to each SpinCo Option subject to this Section 6.01(a)(i)(A) will be equal to the quotient of (I) the Intrinsic Value of the Pre-Distribution YUM Option; divided by (II) the difference between (A) the SpinCo Post-Distribution Stock Value and (B) the exercise price calculated pursuant to Section 6.01(a)(i)(A)(3), rounded down to the nearest whole share;

provided, however, that the exercise price, the number of YUM Shares and the number of SpinCo Shares subject to such awards, and the terms and conditions of exercise of such awards will be determined (x) in a manner that is consistent with Code Section 409A and, (y) in the case of any YUM Option to which Code Section 421 applies by reason of its qualification under Code Section 422 immediately prior to the Distribution Date, in a manner consistent with the requirements of Code Section 424(a).

(5)           Except where prohibited by local law, if the sum of the differences between (I) the Intrinsic Value of the Pre-Distribution YUM Option, minus (II) the Intrinsic Value of the Post-Distribution Adjusted YUM Option for all Adjusted YUM Options subject to this Section 6.01(a)(i)(A) held by the same holder is $20.00 or more, then the holder of such Adjusted YUM Options will receive payment in respect of each such Adjusted YUM Option in an amount equal to such difference, calculated separately for each such Adjusted YUM Option.

(6)           Except where prohibited by local law, if the sum of the differences between (I) the Intrinsic Value of the Pre-Distribution YUM Option, minus (II) the Intrinsic Value of the Post-Distribution SpinCo Option for all SpinCo Options subject to this Section 6.01(a)(i)(A) held by the same holder is $20.00 or more, then the holder of such SpinCo Options will receive payment in respect of each such SpinCo Option in an amount equal to such difference, calculated separately for each such SpinCo Option.

(7)           For purposes of this Section 6.01(a)(i)(A) only, the following terms shall have the following meanings:

(I)            “Intrinsic Value of the Post-Distribution Adjusted YUM Option” shall mean, rounded to the nearest cent, the product of (A) the number of YUM Shares subject to Adjusted YUM Options issued pursuant to Section 6.01(a)(i)(A)(2), multiplied by (B) the difference between (x) the YUM Post-Distribution Stock Value minus (y) the per share exercise price calculated pursuant to Section 6.01(a)(i)(A)(1); and

(II)          “Intrinsic Value of the Post-Distribution SpinCo Option” shall mean, rounded to the nearest cent, the product of (A) the number of SpinCo Shares subject to SpinCo Options issued pursuant to Section 6.01(a)(i)(A)(4), multiplied by (B) the difference between (x) the SpinCo Post-Distribution Stock Value minus (y) the per share exercise price calculated pursuant to Section 6.01(a)(i)(A)(3).

(B)          Each YUM Option other than those described in Section 6.01(a)(i)(A) will be converted effective as of the Distribution Date into both an Adjusted YUM Option and a SpinCo Option.  Except as otherwise provided in this Section 6.01, each Adjusted YUM Option and each SpinCo Option will be subject to the same terms and conditions (including with respect to vesting and termination) after the conversion as applied to such YUM Option immediately prior to the conversion; provided, however, that:

(1)           the per share exercise price of each Adjusted YUM Option subject to this Section 6.01(a)(i)(B), will be equal to the product of (I) the YUM Post-Distribution Stock Value, multiplied by (II) the Pre-Spin Price Ratio, rounded up to the nearest cent;

(2)           the number of YUM Shares subject to each Adjusted YUM Option subject to this Section 6.01(a)(i)(B), rounded down to the nearest whole share, will be equal to the quotient of (I) the product of (A) the Intrinsic Value of the Pre-Distribution YUM Option, multiplied by (B) the YUM Percentage, divided by (II) the difference between (A) the YUM

Post-Distribution Stock Value, minus (B) the per share exercise price calculated pursuant to Section 6.01(a)(i)(B)(1);

(3)           the per share exercise price of each SpinCo Option issued pursuant to this Section 6.01(a)(i)(B) will be equal to the product of (I) the SpinCo Post-Distribution Stock Value, multiplied by (II) the Pre-Spin Price Ratio, rounded up to the nearest cent; and

(4)           the number of SpinCo Shares subject to each SpinCo Option issued pursuant to this Section 6.01(a)(i)(B), rounded down to the nearest whole share, will be equal to the quotient of (I) the product of (A) the Intrinsic Value of the Pre-Distribution YUM Option, multiplied by (B) the SpinCo Percentage, divided by (II) the difference between (A) the SpinCo Post-Distribution Stock Value, minus (B) the per share exercise price calculated pursuant to Section 6.01(a)(i)(B)(3);

provided, however, that the exercise price, the number of YUM Shares and the number of SpinCo Shares subject to such awards, and the terms and conditions of exercise of such awards will be determined (x) in a manner that is consistent with Code Section 409A, and (y) in the case of any YUM Option to which Code Section 421 applies by reason of its qualification under Code Section 422 immediately prior to the Distribution Date, in a manner consistent with the requirements of Code Section 424(a).

(5)           Except where prohibited by local law, if the sum of the differences between (I) the Intrinsic Value of the Pre-Distribution YUM Option and (II) the Intrinsic Value of the Post-Distribution Option for all YUM Options subject to this Section 6.01(a)(i)(B) held by the same holder is $20.00 or more, then the holder of such YUM Options will receive payment in respect of each such YUM Option in an amount equal to such difference, calculated separately for each such YUM Option.

(6)           For purposes of this Section 6.01(a)(i)(B) only, the following terms shall have the following meanings:

(I)            “Intrinsic Value of the Post-Distribution Adjusted YUM Option” shall mean, rounded to the nearest cent, the product of (A) the number of YUM Shares subject to Adjusted YUM Options issued pursuant to Section 6.01(a)(i)(B)(2), multiplied by (B) the difference between (x) the YUM Post-Distribution Stock Value, minus (y) the per share exercise price calculated pursuant to Section 6.01(a)(i)(B)(1).

(II)          “Intrinsic Value of the Post-Distribution SpinCo Option” shall mean, rounded to the nearest cent, the product of (A) the number of SpinCo Shares subject to SpinCo Options issued pursuant to Section 6.01(a)(i)(B)(4), multiplied by (B) the difference between (x) the SpinCo Post-Distribution Stock Value, minus (y) the per share exercise price calculated pursuant to Section 6.01(a)(i)(B)(3).

(III)        “Intrinsic Value of the Post-Distribution Option” shall mean, rounded to the nearest cent, the sum of (A) the Intrinsic Value of the Post-Distribution Adjusted YUM Option plus (B) the Intrinsic Value of the Post-Distribution SpinCo Option.

(ii)           YUM SARS.  As determined by the YUM Compensation Committee pursuant to its authority under the applicable YUM Equity Plan, each YUM SAR, regardless of by whom held, whether vested or unvested, will be converted effective as of the Distribution Date as described in this Section 6.01(a)(ii).

(A)          Each YUM SAR held by a Special Conversion Employee will be converted effective as of the Distribution Date into either an Adjusted YUM SAR (for Retained Employees and YUM Former Employees) or a SpinCo SAR (for SpinCo Employees and SpinCo Former Employees).  Except as otherwise provided in this Section 6.01, each Adjusted YUM SAR and each SpinCo SAR will be subject to the same terms and conditions (including with respect to vesting and termination) after the conversion as applied to such YUM SAR immediately prior to the conversion; provided, however, that:

(1)           the per share exercise price of each Adjusted YUM SAR subject to this Section 6.01(a)(ii)(A) will be equal to the product of (I) the YUM Post-Distribution Stock Value, multiplied by (II) the Pre-Spin Price Ratio, rounded up to the nearest cent;

(2)           the number of YUM Shares subject to each Adjusted YUM SAR subject to this Section 6.01(a)(ii)(A) will be equal to the quotient of (I) the Intrinsic Value of the Pre-Distribution YUM SAR; divided by (II) the difference between (A) the YUM Post-Distribution Stock Value and (B) the exercise price calculated pursuant to Section 6.01(a)(ii)(A)(1), rounded down to the nearest whole share;

(3)           the per share exercise price of each SpinCo SAR subject to this Section 6.01(a)(ii)(A) will be equal to the product of (I) the SpinCo Post-Distribution Stock Value, multiplied by (II) the Pre-Spin Price Ratio, rounded up to the nearest cent;

(4)           the number of SpinCo Shares subject to each SpinCo SAR subject to this Section 6.01(a)(ii)(A) will be equal to the quotient of (I) the Intrinsic Value of the Pre-Distribution YUM SAR; divided by (II) the difference between (A) the SpinCo Post-Distribution Stock Value and (B) the exercise price calculated pursuant to Section 6.01(a)(ii)(A)(3), rounded down to the nearest whole share;

provided, however, that the exercise price, the number of YUM Shares and the number of SpinCo Shares subject to such awards, and the terms and conditions of exercise of such awards will be determined (x) in a manner that is consistent with Code Section 409A, and (y) in the case of any YUM SAR to which Code Section 421 applies by reason of its qualification under Code Section 422 immediately prior to the Distribution Date, in a manner consistent with the requirements of Code Section 424(a).

(5)                                 Except where prohibited by local law, if the sum of the differences between (I) the Intrinsic Value of the Pre-Distribution YUM SAR, minus (II) the Intrinsic Value of the Post-Distribution Adjusted YUM SAR for all Adjusted YUM SARs subject to this Section 6.01(a)(ii)(A) held by the same holder is $20.00 or more, then the holder of such Adjusted YUM SARs will receive payment in respect of each such Adjusted YUM SAR in an amount equal to such difference, calculated separately for each such Adjusted YUM SAR.

(6)                                 Except where prohibited by local law, if the sum of the differences between (I) the Intrinsic Value of the Pre-Distribution YUM SAR, minus (II) the Intrinsic Value of the Post-Distribution SpinCo SAR for all SpinCo SARs subject to this Section 6.01(a)(ii)(A) held by the same holder is $20.00 or more, then the holder of such SpinCo SARs will receive payment in respect of each such SpinCo SAR in an amount equal to such difference, calculated separately for each such SpinCo SAR.

(7)                                 For purposes of this Section 6.01(a)(ii)(A) only, the following terms shall have the following meanings:

(I)                                   “Intrinsic Value of the Post-Distribution Adjusted YUM SAR” shall mean, rounded to the nearest cent, the product of (A) the number of YUM Shares subject to Adjusted YUM SARs issued pursuant to Section 6.01(a)(ii)(A)(2), multiplied by (B) the difference between (x) the YUM Post-Distribution Stock Value, minus (y) the per share exercise price calculated pursuant to Section 6.01(a)(ii)(A)(1); and

(II)                              “Intrinsic Value of the Post-Distribution SpinCo SAR” shall mean, rounded to the nearest cent, the product of (A) the number of SpinCo Shares subject to SpinCo SARs issued pursuant to Section 6.01(a)(ii)(A)(4), multiplied by (B) the difference between (x) the SpinCo Post-Distribution Stock Value, minus (y) the per share exercise price calculated pursuant to Section 6.01(a)(ii)(A)(3).

(B)                               Each YUM SAR other than those described in Section 6.01(a)(ii)(A) will be converted effective as of the Distribution Date into both an Adjusted YUM SAR and a SpinCo SAR.  Except as otherwise provided in this Section 6.01, each Adjusted YUM SAR and each SpinCo SAR will be subject to the same terms and conditions (including with respect to vesting and termination)

after the conversion as applied to such YUM SAR immediately prior to the conversion; provided, however, that:

(1)                                 the per share exercise price of each Adjusted YUM SAR subject to this Section 6.01(a)(ii)(B) will be equal to the product of (I) the YUM Post-Distribution Stock Value, multiplied by (II) the Pre-Spin Price Ratio, rounded up to the nearest cent;

(2)                                 the number of YUM Shares subject to each Adjusted YUM SAR subject to this Section 6.01(a)(ii)(B), rounded down  to the nearest whole share, will be equal to the quotient of (I) the product of (A) the Intrinsic Value of the Pre-Distribution YUM SAR, multiplied by (B) the YUM Percentage, divided by (II) the difference between (A) the YUM Post-Distribution Stock Value, minus (B) the per share exercise price calculated pursuant to Section 6.01(a)(ii)(B)(1);

(3)                                 the per share exercise price of each SpinCo SAR issued pursuant to this Section 6.01(a)(ii)(B) will be equal to the product of (I) the SpinCo Post-Distribution Stock Value, multiplied by (II) the Pre-Spin Price Ratio, rounded up to the nearest cent; and

(4)                                 the number of SpinCo Shares subject to each SpinCo SAR issued pursuant to this Section 6.01(a)(ii)(B), rounded down to the nearest whole share, will be equal to the quotient of (I) the product of (A) the Intrinsic Value of the Pre-Distribution YUM SAR, multiplied by (B) the SpinCo Percentage, divided by (II) the difference between (A) the SpinCo Post-Distribution Stock Value, minus (B) the per share exercise price calculated pursuant to Section 6.01(a)(ii)(B)(3);

provided, however, that the exercise price, the number of YUM Shares and the number of SpinCo Shares subject to such awards, and the terms and conditions of exercise of such awards will be determined (x) in a manner that is consistent with Code Section 409A, and (y) in the case of any YUM SAR to which Code Section 421 applies by reason of its qualification under Code Section 422 immediately prior to the Distribution Date, in a manner consistent with the requirements of Code Section 424(a).

(5)                                 Except where prohibited by local law, if the sum of the differences between (I) the Intrinsic Value of the Pre-Distribution YUM SAR and (II) the Intrinsic Value of the Post-Distribution SAR for all YUM SARs subject to this Section 6.01(a)(ii)(B) held by the same holder is $20.00 or more, then the holder of such YUM SARs will receive payment in respect of each such YUM SAR in an amount equal to such difference, calculated separately for each such YUM SAR.

(6)                                 For purposes of this Section 6.01(a)(ii)(B) only, the following terms shall have the following meanings:

(I)                                   “Intrinsic Value of the Post-Distribution Adjusted YUM SAR” shall mean, rounded to the nearest cent, the product of (A) the number of YUM Shares subject to Adjusted YUM SARs issued pursuant to Section 6.01(a)(ii)(B)(2), multiplied by (B) the difference between (x) the YUM Post-Distribution Stock Value, minus (y) the per share exercise price calculated pursuant to Section 6.01(a)(ii)(B)(1).

(II)                              “Intrinsic Value of the Post-Distribution SpinCo SAR” shall mean, rounded to the nearest cent, the product of (A) the number of SpinCo Shares subject to SpinCo SARs issued pursuant to Section 6.01(a)(ii)(B)(4), multiplied by (B) the difference between (x) the SpinCo Post-Distribution Stock Value, minus (y) the per share exercise price calculated pursuant to Section 6.01(a)(ii)(B)(3).

(III)                         “Intrinsic Value of the Post-Distribution SAR” shall mean, rounded to the nearest cent, the sum of (A) the Intrinsic Value of the Post-Distribution Adjusted YUM SAR plus (B) the Intrinsic Value of the Post-Distribution SpinCo SAR.

(iii)                               YUM RSU Awards.  As determined by the YUM Compensation Committee pursuant to its authority under the applicable YUM Equity Plan, each YUM RSU Award, regardless of by whom held, whether vested or unvested, will be converted effective as of the Distribution Date as described in this Section 6.01(a)(iii).

(A)                               Except as otherwise provided in the Employment Agreement or offer letter of a holder of a YUM RSU Award, each YUM RSU Award held by a Special Conversion Employee will be converted effective as of the Distribution Date into either an Adjusted YUM RSU Award (for Retained Employees and YUM Former Employees) or a SpinCo RSU Award (for SpinCo Employees and SpinCo Former Employees).  Except as otherwise provided in this Section 6.01, each Adjusted YUM RSU Award and each SpinCo RSU Award be subject to the same terms and conditions (including with respect to vesting, settlement and termination) after the conversion as applied to such YUM RSU Award immediately prior to the conversion; provided, however, that:

(1)                                 the number of YUM Shares (including those attributable to dividend equivalent units) subject to each Adjusted YUM RSU Award subject to this Section 6.01(a)(iii)(A) will be equal to the quotient of (I) the product of (a) the number of YUM Shares (including those attributable to dividend equivalent units) subject to the corresponding YUM RSU Award immediately prior to the Distribution Date, multiplied by (b) the Pre-Distribution Stock Value, rounded to the nearest cent; divided by (II) the YUM Post-Distribution Stock Value, rounded down to the nearest whole number;

(2)                                 the number of SpinCo Shares subject to each SpinCo RSU Award (including those attributable to dividend equivalent units) subject to this Section 6.01(a)(iii)(A) will be equal to the quotient of (I) the product of (a) the number of YUM Shares (including those attributable to dividend equivalent units) subject to the corresponding YUM RSU Award immediately prior to the Distribution Date, multiplied by (b) the Pre-Distribution Stock Value, rounded to the nearest cent; divided by (II) the SpinCo Post-Distribution Stock Value, rounded down to the nearest whole number.

(3)                                 Except where prohibited by local law, if the sum of the differences between (I) the Intrinsic Value of the Pre-Distribution YUM RSU Award, minus (II) the Intrinsic Value of the Post-Distribution SpinCo RSU Award for all SpinCo RSUs subject to this Section 6.01(a)(iii)(A) held by the same holder is $20.00 or more, then the holder of such SpinCo RSUs will receive payment in respect of each such SpinCo RSU in an amount equal to such difference, calculated separately for each such SpinCo RSU.

(4)                                 For purposes of this Section 6.01(a)(iii)(A) only, the following terms shall have the following meanings:

(I)                                   “Intrinsic Value of the Post-Distribution Adjusted YUM RSU” shall mean, rounded to the nearest cent, the product of (A) the number of YUM Shares subject to Adjusted YUM RSUs issued pursuant to Section 6.01(a)(iii)(A)(1), multiplied by (B) the YUM Post-Distribution Stock Value; and

(II)                              “Intrinsic Value of the Post-Distribution SpinCo RSU” shall mean, rounded to the nearest cent, the product of (A) the number of SpinCo Shares subject to SpinCo RSUs issued pursuant to Section 6.01(a)(iii)(A)(2), multiplied by (B) the SpinCo Post-Distribution Stock Value.

(B)                               Except as otherwise provided in the Employment Agreement or offer letter of a holder of a YUM RSU Award, effective as of the Distribution Date, each holder of an outstanding YUM RSU Award other than those described in Section 6.01(a)(iii)(A) will receive an Adjusted YUM RSU Award and a SpinCo RSU Award.  Except as otherwise provided in this Section 6.01, each Adjusted YUM RSU Award and each SpinCo RSU Award will be subject to the same terms and conditions (including with respect to vesting, settlement and termination) after the conversion as applied to such YUM RSU Award immediately prior to the conversion; provided, however, that:

(1)                                 the number of YUM Shares (including those attributable to dividend equivalent units) subject to each Adjusted YUM RSU Award subject to this Section 6.01(a)(iii)(B) will be equal to the product of (I) the number of YUM Shares (including those attributable to dividend equivalent units) subject to the corresponding YUM RSU Award immediately prior to the Distribution Date, multiplied by (II) the Distribution Ratio, rounded down to the nearest whole number;

(2)                                 the number of SpinCo Shares (including those attributable to dividend equivalent units) subject to each SpinCo RSU Award subject to this Section 6.01(a)(iii)(B) will be equal to the quotient of (I) the number of YUM Shares (including those attributable to dividend equivalent units) subject to the corresponding YUM RSU Award immediately prior to the Distribution Date, divided by (II) the Distribution Ratio, rounded down to the nearest whole number.

(3)                                 Except where prohibited by local law, if the sum of the differences between (I) the Intrinsic Value of the Pre-Distribution YUM RSU Award, minus (II) the Intrinsic Value of the Post-Distribution RSU for all YUM RSUs subject to this Section 6.01(a)(iii)(A) held by the same holder is $20.00 or more, then the holder of such YUM RSUs will receive payment in respect of each such YUM RSU in an amount equal to such difference, calculated separately for each such YUM RSU.

(4)                                 For purposes of this Section 6.01(a)(iii)(B) only, the following terms shall have the following meanings:

(I)                                   “Intrinsic Value of the Post-Distribution Adjusted YUM RSU” shall mean, rounded to the nearest cent, the product of (A) the number of YUM Shares subject to Adjusted YUM RSU issued pursuant to Section 6.01(a)(iii)(B)(1), multiplied by (B) the YUM Post-Distribution Stock Value.

(II)                              “Intrinsic Value of the Post-Distribution SpinCo RSU” shall mean, rounded to the nearest cent, the product of (A) the number of SpinCo Shares subject to SpinCo RSU issued pursuant to Section 6.01(a)(iii)(B)(2), multiplied by (B) the SpinCo Post-Distribution Stock Value.

(III)                         “Intrinsic Value of the Post-Distribution RSU” shall mean, rounded to the nearest cent, the sum of (A) the Intrinsic Value of the Post-Distribution Adjusted YUM RSU plus (B) the Intrinsic Value of the Post-Distribution SpinCo RSU.

(iv)                              YUM PSU Awards.  Each YUM PSU Award outstanding on the Distribution Date will be converted effective as of the Distribution Date into an Adjusted YUM PSU Award. Except as otherwise provided in this Section 6.01, each Adjusted YUM PSU Award will be subject to the same terms and conditions (including with respect to vesting, settlement and termination) after the conversion as applied to the corresponding YUM PSU Award immediately prior to the conversion; provided, however, that:

(A)                               the number of YUM Shares subject to each Adjusted YUM PSU Award subject to this Section 6.01(a)(iv) will be equal to the quotient of (I) the product of (a) the number of YUM Shares subject to the corresponding YUM PSU Award immediately prior to the Distribution Date, multiplied by (b) the Pre-Distribution Stock Value, rounded to the nearest cent; divided by (II) the YUM Post-Distribution Stock Value, rounded to four decimal places; and

(B)                               the performance criteria and performance targets under each Adjusted YUM PSU Award subject to this Section 6.01(a)(iv) will be equitably adjusted prior to the Distribution as determined appropriate or required in the sole discretion of the YUM Compensation Committee.

(b)                                 Miscellaneous Award Terms.  After the Distribution Date, Adjusted YUM Awards, regardless of by whom held, will be settled by YUM, and SpinCo Awards, regardless of by whom held, will be settled by SpinCo.  Except as otherwise provided in this Agreement, with respect to grants described in this Section 6.01, (i) no SpinCo Employee will be treated as having incurred a termination of employment with respect to any YUM Award solely by reason of the transfer of employment, (ii) employment with the YUM Group will be treated as employment with SpinCo with respect to SpinCo Awards held by Retained Employees, and (iii) employment with the SpinCo Group will be treated as employment with YUM with respect to Adjusted YUM Awards held by SpinCo Employees.  In addition, none of the Separation, the Distribution, or any employment transfer described in Section 2.04 will constitute a termination of employment for any Employee for purposes of any Adjusted YUM Award or any SpinCo Award.  Following the Distribution Date, for any award adjusted under this Section 6.01, any reference to a “change in control,” “change of control” or similar definition in an award agreement, Employment Agreement or YUM Equity Plan applicable to such award (A) with respect to Adjusted YUM Awards, will be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, Employment Agreement or YUM Equity Plan (a “YUM Change of Control”), and (B) with respect to SpinCo Awards, will be deemed to refer to a “Change in Control” as defined in the SpinCo Equity Plan (a “SpinCo Change of Control”).  Without limiting the foregoing, with respect to provisions related to vesting of awards (including lapse of performance conditions, if applicable), a YUM Change of Control will be treated as a SpinCo Change of Control for purposes of SpinCo Awards held by Retained Employees and YUM Former Employees, and a SpinCo Change of Control will be treated as a YUM Change of Control for purposes of Adjusted YUM Awards held by SpinCo Employees and SpinCo Former Employees.

(c)                                  Tax Reporting and Withholding.  Following the Distribution Date, it is expected that: (i) YUM will be responsible for all income, payroll and other tax remittance and reporting related to income of Retained Employees, YUM Former Employees, and individuals who are or were YUM non-employee directors in respect of Adjusted YUM Awards and SpinCo Awards; and (ii) SpinCo will be responsible for all income, payroll and other tax remittance and reporting related to income of SpinCo Employees and SpinCo Former Employees in respect of Adjusted YUM Awards and SpinCo Awards.  YUM or SpinCo, as applicable, will facilitate performance by the other Party of its obligations hereunder by promptly remitting amounts or shares withheld in conjunction with a transfer of shares or cash, either (as mutually agreed by the Parties) directly to the applicable taxing authority or to the other Party for remittance to such taxing authority.  The Parties will cooperate and communicate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient and appropriate manner.

(d)                                 Registration and Other Regulatory Requirements.  Prior to the Distribution Date (and in any case before the date of issuance of any SpinCo Shares pursuant to the SpinCo Equity Plan), SpinCo agrees to file a Form S-8 registration statement (or an S-1 or S-3 if a Form S-8 Registration Statement is not then available for any such awards to be granted in accordance with the terms of this Agreement) with respect to, and to cause to be registered pursuant to the Securities Act, the SpinCo Shares authorized for issuance under the SpinCo Equity Plan, as required pursuant to the Securities Act.  The Parties will take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 6.01, including compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions.  YUM agrees to facilitate the adoption and approval of the SpinCo Equity Plan consistent with the requirements of Treasury Regulations Section 1.162-27(f)(4)(iii).

(e)                                  YUM Equity-Based Awards in Certain Non-U.S.  Jurisdictions.  Notwithstanding the foregoing provisions of this Section 6.01, the Parties may mutually agree, in their sole discretion, not to adjust certain outstanding YUM equity-based awards pursuant to the foregoing provisions of this Section 6.01 where those actions would create or trigger adverse legal, accounting or tax consequences for YUM, SpinCo and/or the affected non-U.S. award holders.  In such circumstances, YUM and/or SpinCo may take any action necessary or advisable to prevent any such adverse legal, accounting or tax consequences, including agreeing that the outstanding YUM equity-based awards of the affected non-U.S. award holders will terminate in accordance with the terms of the YUM Equity Plans and the underlying award agreements, in which case SpinCo or YUM, as applicable, will equitably compensate the affected non-U.S. award holders in an alternate manner determined by SpinCo or YUM, as applicable, in its sole discretion, or apply an alternate adjustment method.  Where and to the extent required by applicable Law or tax considerations outside the United States, the adjustments described in this Section 6.01 will be deemed to have been effectuated immediately prior to the Distribution Date.

(f)                                   Limitations on Value After Conversion of Awards.  Notwithstanding any other provision of this Agreement to the contrary, in the case of any YUM Option or YUM SAR, all conversions and adjustments pursuant to this Section 6.01 will be made in accordance with Code Sections 409A and 424.  Without limiting the generality of the preceding sentence, in no event shall the excess of the aggregate fair market value of the YUM Shares and/or SpinCo Shares subject to any Adjusted YUM Option or Adjusted YUM SAR and a corresponding SpinCo Option or SpinCo SAR, as applicable, plus the value of any cash payment to be made pursuant to the individual pursuant to Sections 6.01(a)(i)(A)(5), 6.01(a)(i)(A)(6), 6.01(a)(i)(B)(5), 6.01(a)(ii)(A)(5), 6.01(a)(ii)(A)(6) or 6.01(a)(ii)(B)(5) exceed the fair market value of the number of YUM Shares subject to the corresponding YUM Option or YUM SAR immediately prior to the Distribution Date.  In addition, following the conversion or adjustment, the ratio of the exercise price to the fair market value of the YUM Shares or SpinCo Shares, as applicable, subject to the Adjusted YUM Option, Adjusted YUM SAR and corresponding SpinCo Option or SpinCo SAR, as applicable, shall not exceed the ratio of the exercise price to the fair market value of the shares subject to the YUM Option or YUM SAR, as applicable, immediately before the Distribution Date.  For purposes of this Section 6.01(f), the fair market value of YUM Shares or SpinCo Shares, as of any date, will be equal to the volume weighted average per share price of one YUM Share or SpinCo Share, as applicable, trading “regular-way,” as reported on the NYSE on the applicable date (or if such day is not a NYSE trading day, on the next preceding NYSE trading day) or, for periods on or after the Distribution Date, on the First Post-Distribution Trading Day.

Section 6.02.                          Bonus and Incentive Plans.

(a)                                 Generally.  The SpinCo Group will be responsible for all annual bonus payments and other cash incentive payments to SpinCo Employees in respect of any plan year, the payment date for which occurs on or after the applicable SpinCo Employee’s Distribution Date.

(b)                                 YUM EIDP.  Effective as of the Distribution Date, the YUM EIDP will be amended to provide for (i) a SpinCo common stock account with respect to the YUM EIDP Pre-409A Program and (ii) a Phantom SpinCo common stock fund with respect to the YUM EIDP 409A Program.  Effective as of the Distribution Date:

(i)                                     For each YUM Common Stock Account (as such term is used under the YUM EIDP Pre-409A Program) held by an EIDP Special Conversion Employee under the YUM EIDP Pre-409A Program, such YUM Common Stock Account  will be converted effective as of the Distribution Date into an Adjusted YUM Common Stock Account.  The Adjusted YUM Common Stock Account will be credited with that number of phantom YUM Shares equal to the quotient of (A) the product of (1) the number of phantom YUM Shares credited to the YUM Common Stock Account under the YUM EIDP Pre-409A Program immediately prior to the Distribution Date, multiplied by (2) the Pre-Distribution Stock Value; divided by (B) the YUM Post-Distribution Stock Value, rounded to four decimal places.

(ii)                                  For each YUM Common Stock Account under the YUM EIDP Pre-409A Program other than those described in Section 6.02(b)(i), such YUM Common Stock Account  will be converted effective as of the Distribution Date into an Adjusted YUM Common Stock Account and a SpinCo Common Stock Account.  The Adjusted YUM Common Stock Account will be credited with that number of phantom YUM Shares equal to the product of (A) the number of phantom YUM Shares credited to the YUM Common Stock Account under the YUM EIDP Pre-409A Program immediately prior to the Distribution Date, multiplied by (B) the Distribution Ratio, rounded to four decimal places.  The SpinCo Common Stock Account will be credited with that number of phantom SpinCo Shares equal to the quotient of (A) the number of phantom YUM Shares credited to the YUM Common Stock Account under the YUM EIDP Pre-409A Program immediately prior to the Distribution Date, divided by (B) the Distribution Ratio, rounded to four decimal places.

(iii)                               For each Phantom Yum! Brands Common Stock Fund (as such term is used under the YUM EIDP 409A Program) held by an EIDP Special Conversion Employee under the YUM EIDP 409A Program, such Phantom Yum! Brands Common Stock Fund will be converted effective as of the Distribution Date into an Adjusted Phantom YUM Common Stock Fund.  The Adjusted Phantom YUM Common Stock Fund will be credited with that number of phantom YUM Shares equal to the quotient of (A) the product of (1) the number of phantom YUM Shares credited to the Phantom Yum! Brands Common Stock Fund under the YUM EIDP 409A Program immediately prior to the Distribution Date, multiplied by (2) the Pre-Distribution Stock Value; divided by (B) the YUM Post-Distribution Stock Value, rounded to four decimal places.

(iv)                              For each Phantom Yum! Brands Common Stock Fund under the YUM EIDP 409A Program other than those described in Section 6.02(b)(iii), such Phantom Yum! Brands Common Stock Fund will be converted effective as of the Distribution Date into an Adjusted Phantom YUM Common Stock Fund and a Phantom SpinCo Common Stock Fund.  The Adjusted Phantom YUM Common Stock Fund will be credited with that number of phantom YUM Shares equal to the product of (A) the number of phantom YUM Shares credited to the Phantom Yum! Brands Common Stock Fund under the YUM EIDP 409A Program immediately prior to the Distribution Date, multiplied by (B) the Distribution Ratio, rounded to four decimal places.  The Phantom SpinCo Common Stock Fund will be credited with that number of phantom SpinCo Shares equal to the quotient of (A) the number of phantom YUM Shares credited to the Phantom Yum! Brands Common Stock Fund under the YUM EIDP 409A Program immediately prior to the Distribution Date, divided by (B) the Distribution Ratio, rounded to four decimal places.

Except as otherwise provided under the YUM EIDP, any amounts credited to the SpinCo Common Stock Account and the Phantom SpinCo Common Stock Fund will be settled in cash (and not in SpinCo Shares).

(c)                                  Restaurant Deferred Compensation Plan.  Effective as of the Distribution Date, the Restaurant Deferred Compensation Plan will be amended to provide for a Phantom SpinCo Common Stock Account.  Effective as of the Distribution Date for each Account (as such term is used under the Restaurant Deferred Compensation Plan) under the Restaurant Deferred Compensation Plan, any portion of such Account deemed invested in YUM Shares will be converted effective as of the Distribution Date into an Adjusted YUM Common Stock Account and a SpinCo Common Stock Account.  The Adjusted YUM Common Stock Account will be credited with that number of phantom YUM Shares equal to the product of (A) the number of phantom YUM Shares credited to the Account under the Restaurant Deferred Compensation Plan immediately prior to the Distribution Date, multiplied by (B) the Distribution Ratio, rounded to four decimal places.  The SpinCo Common Stock Account will be credited with that number of phantom SpinCo Shares equal to the quotient of (A) the number of phantom YUM Shares credited to the Account under the Restaurant Deferred Compensation Plan immediately prior to the Distribution Date, divided by (B) the Distribution Ratio, rounded to four decimal places.

(d)                                 YUM Director Deferred Compensation Plan.  Effective as of the Distribution Date, the YUM Director Deferred Compensation Plan will be amended to provide for a Phantom SpinCo Common Stock Account.  Effective as of the Distribution Date:

(i)                                     For each participant Account (as such term is used under the YUM Director Deferred Compensation Pre-409A Plan) under the YUM Director Deferred Compensation Pre-409A Plan, such participant Account will be converted effective as of the Distribution Date into an Adjusted Phantom YUM Common Stock Account and a Phantom SpinCo Common Stock Account.  The Adjusted Phantom YUM Common Stock Account will be credited with that number of phantom YUM Shares equal to the product of (A) number of phantom YUM Shares credited to participant Account under the YUM Director Deferred Compensation Pre-409A Plan immediately prior to the Distribution Date, multiplied by (B) the Distribution Ratio, rounded to four decimal places.  The Phantom SpinCo Common Stock Account will be credited with that number of phantom SpinCo Shares equal to the quotient of (A) number of phantom YUM Shares credited to the participant Account under the YUM Director Deferred Compensation Pre-409A Plan immediately prior to the Distribution Date, divided by (B) the Distribution Ratio, rounded to four decimal places.

(ii)                                  For each phantom Yum! Brands Common Stock Fund (as such term is used under the YUM Director Deferred Compensation 409A Plan) under the YUM Director Deferred Compensation 409A Plan, such phantom Yum! Brands Common Stock Fund will be converted effective as of the Distribution Date into an Adjusted Phantom YUM Common Stock Account and a Phantom SpinCo Common Stock Account.  The Adjusted Phantom YUM Common Stock Account will be credited with that number of phantom YUM Shares equal to the product of (A) number of phantom YUM Shares credited to the phantom Yum! Brands Common Stock Fund under the YUM Director Deferred Compensation 409A Plan immediately prior to the Distribution Date, multiplied by (B) the Distribution Ratio, rounded to four decimal places.  The Phantom SpinCo Common Stock Account will be credited with that number of phantom SpinCo Shares equal to the quotient of (A) number of phantom YUM Shares credited to the phantom Yum! Brands Common Stock Fund under the YUM Director Deferred Compensation 409A Plan immediately prior to the Distribution Date, divided by (B) the Distribution Ratio, rounded to four decimal places.

Except as otherwise provided under the YUM Director Deferred Compensation Plan, any amounts credited to the Phantom SpinCo Common Stock Account will be settled in cash (and not in SpinCo Shares).

ARTICLE VII

MISCELLANEOUS

Section 7.01.                          Transfer of Records.  YUM will transfer to SpinCo any and all employment records and information (including any Form 1-9, Form W-2 or other Internal Revenue Service forms, personnel files, performance reviews and other employment related information) with respect to SpinCo Employees and other records reasonably required by SpinCo to enable SpinCo properly to carry out its obligations under this Agreement.  Such transfer of records generally will occur as soon as administratively practicable on or after the Distribution Date.  Each Party will permit the other Party reasonable access to Employee records to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder. Any transfer required hereunder will be required only to the extent required or permitted by applicable local Law.

Section 7.02.                          Cooperation.  Each Party will upon reasonable request provide the other Party and the other Party’s respective Affiliates, agents and vendors all information reasonably necessary to the other Party’s performance of its obligations hereunder.  The Parties agree to use commercially reasonable efforts and to cooperate with each other to carry out their obligations hereunder and to effectuate the terms of this Agreement.  Without limiting the generality of the foregoing, no later than January 15, 2017, (a) YUM shall provide to SpinCo all information relating to the performance of the YUM Group following the Distribution that is necessary for SpinCo to calculate any performance bonuses (including any leadership bonuses) payable to any SpinCo Employee or SpinCo Former Employee for the 2016 calendar year and (b) SpinCo shall provide to YUM all information relating to the performance of the SpinCo Group following the Distribution that is necessary for YUM to calculate any performance bonuses (including any leadership bonuses) payable to any YUM Employee or YUM Former Employee for the 2016 calendar year.

Section 7.03.                          Tax Benefits.  If any member of the YUM Group remits a payment to a Tax Authority for Taxes for any SpinCo Employee or a SpinCo Former Employee, SpinCo shall remit to YUM the amount for which it is liable within thirty (30) days after receiving written notification requesting such amount.  If any member of the SpinCo Group remits a payment to a Tax Authority for Taxes for any Retained Employee or any YUM Former Employee, YUM shall remit to SpinCo the amount for which it is liable within thirty (30) days after receiving written notification requesting such amount.  Effective as of the Distribution Date, the YUM Group will be entitled to all Employee Recoupment Assets in respect of all Employees and Former Employees to the extent that the Employee Recoupment Asset relates to a payment made prior to the Distribution Date and shall be entitled to all Employee Recoupment Assets in respect of all Employees and Former Employees regardless of when (or by whom) the payment to which the Employee Recoupment Asset was made.  The SpinCo Group will be entitled all Employee Recoupment Assets in respect of SpinCo Employees and SpinCo Former Employees to the extent that the Employee Recoupment Asset relates to a payment made by the SpinCo Group after the Distribution Date.  Without limiting the generality of the foregoing, the SpinCo Group shall assume all liabilities and obligations for tax equalization payments payable to the individuals set forth on Schedule 7.03 and, to the extent necessary, the YUM Group shall be entitled to reimbursement from the SpinCo group with respect to any tax equalization payments made after the Distribution Date to any individual listed in Schedule 7.03.

Section 7.04.                          Compliance.  The agreements and covenants of the Parties hereunder will at all times be subject to the requirements and limitations of applicable Law (including local Laws, rules and customs relating to the treatment of benefit plans) and collective bargaining agreements.  Where an agreement or covenant of a Party hereunder cannot be effected in compliance with applicable Law or an applicable collective bargaining agreement, the Parties agree to negotiate in good faith to modify such agreement or covenant to the least extent possible in keeping with the original agreement or covenant in order to comply with applicable Law or such applicable collective bargaining agreement.  Each provision of this Agreement is subject to and qualified by this Section 7.04, whether or not such provision expressly states that it is subject to or limited by applicable Law or by applicable collective bargaining agreements.  Each reference to the Code, ERISA, or the Securities Act or any other Law will be deemed to include the rules, regulations, and guidance issued thereunder.

Section 7.05.                          Preservation of Rights.  Unless expressly provided otherwise in this Agreement, nothing herein will be construed as a limitation on the right of the YUM Group or the SpinCo Group to (a) amend or terminate any Benefit Plan or (b) terminate the employment of any Employee.

Section 7.06.                          Not a Change in Control.  The Parties acknowledge and agree that the Separation, Distribution and other transactions contemplated by the Separation and Distribution Agreement and this Agreement do not constitute a “change in control” or a “change of control” for purposes of any Benefit Plan, any Employment Agreement or any other agreement or arrangement.

Section 7.07.                          Reimbursements; Interest on Late Payments.  The Parties acknowledge and agree that the YUM Group, on one hand, and the SpinCo Group, on the other hand, may incur costs and expenses (including payment of compensation) which are the responsibility of the other Party as set forth in this Agreement.  Accordingly, the Parties agree to reimburse each other for Liabilities and obligations for which such Party is responsible, and will provide such reimbursement reasonably promptly and in accordance with the terms of any agreement between the Parties or their Affiliates addressing such matters.  Payments pursuant to this Agreement that are not made by the date prescribed in this Agreement or, if no such date is prescribed, within thirty (30) days after written demand for payment is made, shall accrue interest for the period from and including the date immediately following the due date therefor through and including the date of payment at a rate per annum equal to the Prime Rate plus three percent (3%). Such rate shall be redetermined at the beginning of each calendar quarter following such due date. Such interest will be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of three hundred sixty-five (365) days and the actual number of days for which due.

Section 7.08.                          Notices.  Unless expressly provided herein, all notices, requests, claims, demands or other communications under this Agreement shall be delivered in accordance with the requirements for the provision of notice set forth in Section 10.5 of the Separation and Distribution Agreement.

Section 7.09.                          Procedures for Indemnification of Third-Party Claims.

(a)                                 Notice of Claims.  If, at or following the Effective Time, an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the YUM Group or the SpinCo Group of any claim or of the commencement by any such Person of any Action (collectively, a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to or any Section of this Agreement, such Indemnitee shall give such

Indemnifying Party written notice thereof as soon as practicable, but in any event no later than fourteen (14) days after becoming aware of such Third-Party Claim.  Any such notice shall describe the Third-Party Claim in reasonable detail, including the facts and circumstances giving rise to such claim for indemnification, and include copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim.  Notwithstanding the foregoing, the failure of an Indemnitee to provide notice in accordance with this Section 7.09(a) shall not relieve an Indemnifying Party of its indemnification obligations under this Agreement, except to the extent (if any) to which the Indemnifying Party is actually prejudiced by the Indemnitee’s failure to provide notice in accordance with this Section 7.09(a).

(b)                                 Control of Defense.  An Indemnifying Party may elect to defend (and seek to settle or compromise, subject to Section 7.09(e)), at its own expense and with its own counsel, any Third-Party Claim; provided that, prior to the Indemnifying Party assuming and controlling defense of such Third-Party Claim, it shall first confirm to the Indemnitee in writing that, assuming the facts presented to the Indemnifying Party by the Indemnitee being true, the Indemnifying Party shall indemnify the Indemnitee for any Liabilities to the extent resulting from, or arising out of, such Third-Party Claim.  Notwithstanding the foregoing, if the Indemnifying Party assumes such defense and, in the course of defending such Third-Party Claim, (i) the Indemnifying Party discovers that the facts presented at the time the Indemnifying Party acknowledged its indemnification obligation in respect of such Third-Party Claim were not true in all material respects and (ii) such untruth provides a reasonable basis for asserting that the Indemnifying Party does not have an indemnification obligation in respect of such Third-Party Claim, then (A) the Indemnifying Party shall not be bound by such acknowledgment, (B) the Indemnifying Party shall promptly thereafter provide the Indemnitee written notice of its assertion that it does not have an indemnification obligation in respect of such Third-Party Claim and (C) the Indemnitee shall have the right to assume the defense of such Third-Party Claim.  Within thirty (30) days after the receipt of a notice from an Indemnitee in accordance with Section 7.09(a) (or sooner, if the nature of the Third-Party Claim so requires), the Indemnifying Party shall provide written notice to the Indemnitee indicating whether the Indemnifying Party shall assume responsibility for defending the Third-Party Claim.  If an Indemnifying Party elects not to assume responsibility for defending any Third-Party Claim or fails to notify an Indemnitee of its election within thirty (30) days after receipt of the notice from an Indemnitee as provided in Section 7.09(a), then the Indemnitee that is the subject of such Third-Party Claim shall be entitled to continue to conduct and control the defense of such Third-Party Claim.

(c)                                  Allocation of Defense Costs.  If an Indemnifying Party has elected to assume the defense of a Third-Party Claim, then such Indemnifying Party shall be solely liable for all fees and expenses incurred by it in connection with the defense of such Third-Party Claim and shall not be entitled to seek any indemnification or reimbursement from the Indemnitee for any such fees or expenses incurred by the Indemnifying Party during the course of the defense of such Third-Party Claim by such Indemnifying Party, regardless of any subsequent decision by the Indemnifying Party to reject or otherwise abandon its assumption of such defense.  If an Indemnifying Party elects not to assume responsibility for defending any Third-Party Claim or fails to notify an Indemnitee of its election within thirty (30) days after receipt of a notice from an Indemnitee as provided in Section 7.09(a), and the Indemnitee conducts and controls the defense of such Third-Party Claim and the Indemnifying Party has an indemnification obligation with respect to such Third-Party Claim, then the Indemnifying Party shall be liable for all reasonable fees and expenses incurred by the Indemnitee in connection with the defense of such Third-Party Claim.

(d)                                 Right to Monitor and Participate.  An Indemnitee that does not conduct and control the defense of any Third-Party Claim, or an Indemnifying Party that has failed to elect to defend any Third-Party Claim as contemplated hereby, nevertheless shall have the right to employ separate counsel (including local counsel, as necessary) of its own choosing to monitor and participate in (but not control) the defense of any Third-Party Claim for which it is a potential Indemnitee or Indemnifying Party, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnifying Party, as the case may be, and the provisions of Section 7.09(c) shall not apply to such fees and expenses.  Notwithstanding the foregoing, but subject to Sections 6.7 and 6.8 of the Separation and Distribution Agreement, such Indemnitee or Indemnifying Party shall cooperate with the Party entitled to conduct and control the defense of such Third-Party Claim in such defense and make available to the controlling Party, at the non-controlling Party’s expense, all witnesses, information and materials in such Party’s possession or under such Party’s control relating thereto as are reasonably required by the controlling Party.  In addition to the foregoing, if any Indemnitee shall in good faith determine that such Indemnitee and the Indemnifying Party have actual or potential differing defenses or conflicts of interest between them that make joint representation inappropriate, then the Indemnitee shall have the right to employ separate counsel (including local counsel, as necessary) and to participate in (but not control) the defense, compromise, or settlement thereof, and the Indemnifying Party shall bear the reasonable fees and expenses of such counsel for all Indemnitees.

(e)                                  No Settlement.  Neither Party may settle or compromise any Third-Party Claim for which either Party is seeking to be indemnified hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld, conditioned or delayed, unless such settlement or compromise is solely for monetary damages that are fully payable, and are capable of being paid in full, by the settling or compromising Party, does not involve any admission, finding or determination of wrongdoing or violation of Law by the other Party (or any other member of its Group or any of their respective past, present or future directors, officers or employees) and provides for a full, unconditional and irrevocable release of the other Party (and each other relevant member of its Group and any of its or their relevant past, present, or future directors, officers or employees) from all Liability in connection with the Third-Party Claim.  The Parties hereby agree that if a Party presents the other Party with a written notice containing a proposal to settle or compromise a Third-Party Claim for which either Party is seeking to be indemnified hereunder and the Party receiving such proposal does not respond in any manner to the Party presenting such proposal within thirty (30) days (or within any such shorter time period that may be required by applicable Law or court order) of receipt of such proposal, then the Party receiving such proposal shall be deemed to have consented to the terms of such proposal.

Section 7.10.                          Limitation on Enforcement.  This Agreement is an agreement solely between the Parties.  Nothing in this Agreement, whether express or implied, will be construed to:  (a) confer upon any current or former Employee of the YUM Group or the SpinCo Group, or any other person any rights or remedies, including to any right to (i) employment or recall; (ii) continued employment or continued service for any specified period; or (iii) claim any particular compensation, benefit or aggregation of benefits, of any kind or nature; or (b) create, modify, or amend any Benefit Plan.

Section 7.11.                          Disputes.  The procedures for discussion, negotiation, mediation and arbitration set forth in Article VII of the Separation and Distribution Agreement shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement.

Section 7.12.                          Schedules.  The Schedules referenced in this Agreement are attached hereto and incorporated herein and form a part of this Agreement.  From time to time, the Parties may add Schedules to this Agreement, which Schedules, if added, will be incorporated herein and will form a part of this Agreement.

Section 7.13.                          Third Party Consents.  Without limiting or otherwise modifying the provisions regarding Approvals or Notifications set forth in the Separation and Distribution Agreement, if the obligation of any Party under this Agreement depends upon the Approval or Notification of a Third Party, such as a vendor or insurer, and that Approval or Notification is withheld, the Parties will use commercially reasonable efforts to implement the affected provisions of this Agreement to the fullest extent practicable; provided that, except to the extent expressly provided in this Agreement or any of the Ancillary Agreements or as otherwise agreed between YUM and SpinCo, neither YUM nor SpinCo shall be obligated to contribute capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation) to any Person in order to obtain or make such Approvals or Notifications.  If any provision of this Agreement cannot be implemented due to the failure of a Third Party to provide a required Approval or Notification, the Parties will negotiate in good faith to implement the provision in a mutually satisfactory manner, taking into account the original purpose of the affected provision.

Section 7.14.                          Further Assurances and Consents.  Without limiting or otherwise modifying the provisions of Article VIII of the Separation and Distribution Agreement, in addition to the actions specifically provided for in this Agreement, each of the Parties will use commercially reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as the other Party may reasonably request to effectuate the purposes of this Agreement and to carry out the terms hereof, and (b) take, or cause to be taken, all actions and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Law and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable effort to obtain any required consents and approvals and to make any filings and applications necessary or desirable to consummate the transactions contemplated by this Agreement; provided, that, except to the extent expressly provided in this Agreement or any of the Ancillary Agreements or as otherwise agreed between YUM and SpinCo, no Party will be obligated to contribute capital or pay any consideration in any form therefor.

Section 7.15.                          Effect if Distribution Does Not Occur.  If the Distribution does not occur, then all actions and events that are to be taken under this Agreement, or otherwise in connection with the Distribution, will not be taken or occur, except to the extent specifically provided by YUM.

Section 7.16.                          Counterparts; Entire Agreement; Authority; Facsimile Signatures.

(a)                                 Counterparts.  This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement, and shall become effective when one (1) or more counterparts have been signed by each of the Parties and delivered to the other Party.  The provisions of Section 10.1(d) of the Separation and Distribution Agreement shall, for the avoidance of doubt, apply to the execution of this Agreement.

(b)                                 Entire Agreement.  This Agreement, together with the Separation and Distribution Agreement and the other Ancillary Agreements, contain the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.

(c)                                  Authority.  YUM represents on behalf of itself, and SpinCo represents on behalf of itself, as follows:

(i)                                     it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)                                  this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable against it in accordance with the terms hereof.

Section 7.17.                          Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 7.18.                          Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, that neither Party may assign any of its rights or assign or delegate any of its obligations under this Agreement without the express prior written consent of the other Party.

Section 7.19.                          No Third Party Beneficiaries.  The provisions of this Agreement are solely for the benefit of the Parties and do not and are not intended to confer upon any Person except the Parties any rights or remedies hereunder, and there are no Third Party beneficiaries of this Agreement and this Agreement shall not provide any Third Party with any remedy, claim, Liability, reimbursement or other right in excess of those existing without reference to this Agreement.

Section 7.20.                          Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by an arbitrator or by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect, as closely as possible, the original intent of the Parties.

Section 7.21.                          No Set Off.  Except as mutually agreed to in writing by the Parties, neither Party nor any other member of such Party’s Group shall have any right of set-off or other similar rights with respect to (a) any amounts payable pursuant to this Agreement or (b) any other amounts claimed to be owed to the other Party or any other member of its Group arising out of this Agreement.

Section 7.22.                          Survival of Covenants.  Except as expressly set forth in this Agreement, the covenants and agreements contained in this Agreement, and Liability for the breach of any such obligations contained herein, shall survive the Separation and the Distribution and shall remain in full force and effect.

Section 7.23.                          Waivers of Default; Remedies Cumulative.  Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.  No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 7.24.                          Amendments.  No provisions of this Agreement may be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 7.25.                          Specific Performance.  Subject to the provisions of Article VII of the Separation and Distribution Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

Section 7.26.                          Mutual Drafting.  This Agreement shall be deemed to be the joint work product of the Parties, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

Section 7.27.                          Predecessors or Successors.  Any reference to YUM, SpinCo, a Person or a Subsidiary in this Agreement shall include any predecessors or successors (e.g., by merger or other reorganization, liquidation or conversion) of YUM, SpinCo, such Person or such Subsidiary, respectively.

Section 7.28.                          Change in Law.  Any reference to a provision of the Code or any other Tax Law shall include a reference to any applicable successor provision or Law.

Section 7.29.                          Limitations of Liability. Notwithstanding anything in this Agreement or the Separation and Distribution Agreement to the contrary, neither SpinCo or any other member of the SpinCo Group, on the one hand, nor YUM or any other member of the YUM Group, on the other hand, shall be liable under this Agreement to the other for any indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other (other than any such damages awarded to a Third Party with respect to a Third-Party Claim).

Section 7.30.                          Performance.  YUM shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the YUM Group. SpinCo shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the SpinCo Group.

Section 7.31.                          Incorporation.  Sections 10.10 (Headings) and 10.15 (Interpretation) of the Separation and Distribution Agreement are hereby incorporated in this Agreement as if fully set forth herein.

[Signatures set forth on following page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives.

YUM! BRANDS, INC.		YUM CHINA HOLDINGS, INC.

By:	/s/	By:	/s/
Name:		Name:
Title:		Title: